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                                                                   EXHIBIT 10.31

                         RECOGNITION INTERNATIONAL INC.
                              EXECUTIVE BONUS PLAN

                 As Amended and Restated as of November 1, 1994


         The purposes of this Executive Bonus Plan (the "Plan") are to provide an incentive for key executives of the Company (as defined below) which is related to the attainment of Company performance goals; to promote teamwork among the key executives of the Company by basing the earning of Bonuses on overall Company goals; and to provide such key executives an incentive to (i) remain in the employ of the Company, (ii) improve their performance of duties for the Company, (iii) devote their best efforts to the benefit of the Company, and (iv) provide a method of rewarding key executives of the Company for superior performance.

                                  DEFINITIONS

         As used in the Plan, the following terms shall, unless the context otherwise requires, have the respective meanings set forth below:

         (a) "Bonus" shall mean cash compensation earned with respect to a particular Plan Year pursuant to an Agreement.

         (b) "Bonus Assignment" shall mean the Targeted Bonus Assignment sheet for an specific participant specifying the Targeted Bonus assigned to that participant in the Plan as described in Section 1.3 hereof.

         (c) "Cause" shall mean fraud, embezzlement or theft constituting a felony; gross inattention to duties to the Company (other than by reason of illness, accident, or other physical or mental incapacity); or any act intentionally against the interests of the Company which causes it material injury.

         (d) "Committee" shall mean the Compensation Committee of the Board of Directors of Recognition which shall consist of three or more members of the Board of Directors, each of whom shall be selected by and serve at the pleasure of the Board of Directors.

         (e) "Company" shall mean Recognition International Inc. and its Subsidiaries.

         (f) "Cash Balance" for any Plan Year shall mean the total of cash, cash equivalents and short-term investments as of the end of such Plan Year as reported in the Company's annual published financial statements for such Plan Year, as adjusted to reflect the exclusion of items which in the opinion of the Committee, in its absolute discretion, abnormally affect cash flow of the Company for such Plan Year.

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         (g)  "Earnings per Share" for a particular Plan Year shall mean the primary earnings per share on income before extraordinary items as reported in the Company's annual published financial statements for such Plan Year, as adjusted to reflect the exclusion of items of income or expense which in the opinion of the Committee, in its absolute discretion, abnormally affect the results of operations of the Company for such Plan Year.

         (h) "Net Income" for a particular Plan Year shall mean the income before extraordinary items for such Plan Year as reported in the Company's annual published financial statements for such Plan Year, as adjusted to reflect the exclusion of items of income or expense which in the opinion of the Committee, in its absolute discretion, abnormally affect the results of operations of the Company for such Plan Year.

         (i) "Orders" shall mean the original purchase value of orders entered into backlog for a particular Plan Year (excluding the value of orders entered and then removed from backlog for such Plan Year) pursuant to the Company's Functional Procedure No. C-1, subject: "Order Entry and Backlog", as the same may be amended from time to time.

         (j) "Plan Year" shall mean the fiscal year of the Company ending on October 31, 1987 and each subsequent fiscal year that ends during the term of the Plan.

         (k)  "Recognition" shall mean Recognition International Inc.

         (l) "Targeted Bonus" shall mean a targeted amount of cash compensation for a particular participant in the Plan for a particular Plan Year determined by the Committee and set forth in a Bonus Assignment.

         (m) "Subsidiary" shall mean any corporation 50% or more of the outstanding shares of Voting Stock of which is owned, directly or indirectly, by Recognition or by one or more other Subsidiaries or by Recognition and one or more other Subsidiaries.

         (n) "Voting Stock" shall mean stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the Board of Directors of a corporation, other than stock having such power only by reason of the happening of a contingency (unless such contingency shall have occurred and is continuing).

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                                       I
                                 ADMINISTRATION

         Section 1.1 ADMINISTRATION. The Plan shall be administered by the Committee. The Committee from time to time may prescribe, amend and rescind such rules, regulations, provisions and procedures, consistent with the terms of the Plan, as, in its opinion, may be advisable in the administration of the Plan and shall determine the provisions of the Bonus Assignments, which provisions shall be consistent with the terms of the Plan but need not be identical in all Bonus Assignments. The Committee shall have the authority, in its discretion, to construe and interpret the Plan and such respective Bonus Assignments and to correct any defect or supply any omission or reconcile any inconsistency in a Bonus Assignment and to make all other determinations necessary or advisable for administering the Plan. All actions taken and decisions or determinations made by the Committee pursuant to the Plan shall be binding and conclusive on all persons interested in the Plan. No member of the Committee shall be liable for any action, decision or determination taken or made in good faith with respect to the Plan or any Bonus granted under it.

         Section 1.2 ELIGIBILITY. The key executives of the Company who, in the opinion of the Committee, possess a capacity for contributing, or have contributed, in substantial measure to the successful performance of the Company shall be eligible to participate in the Plan. From such eligible executives, the Committee shall, from time to time, choose those, if any, who will be entitled to participate in the Plan with respect to a particular Plan Year. If an executive is chosen to participate in the Plan with respect to a particular Plan Year after the commencement of such Plan Year, the amount of such person's Targeted Bonus may reflect the shorter period of such executive's participation as determined by the Committee in its absolute discretion. The adoption of the Plan shall not be deemed to give any person a right to receive the payment of any Bonus under the Plan.

         Section 1.3 BONUS ASSIGNMENTS. Each person chosen to participate in the Plan with respect to a particular Plan Year shall be given a Bonus Assignment sheet which references the Plan and sets forth such participant's Targeted Bonus for such Plan Year as determined by the Committee.
Additionally, such Bonus Assignment shall set forth or reference the basis and the criteria which are to be used to determine if, and to what extent, a Targeted Bonus is earned by such participant. Such Bonus Assignment may contain any provisions, consistent with the terms of the Plan, as may be deemed necessary or appropriate and approved by the Committee. A Bonus Assignment may be amended from time to time as determined by the Committee, in its sole discretion, to reflect any change in the provisions thereof made in accordance with the Plan; provided, however, that no decrease in the amount of a participant's Targeted Bonus may be made during the last six months





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of any Plan Year without the written consent of the participant.

         Section 1.4 COMMITTEE DISCRETION. Notwithstanding anything to the contrary contained in the Plan or a Bonus Assignment, the Committee, in its sole discretion, may (i) increase, decrease or eliminate the amount of Bonus payable to or on behalf of all participants or a participant or pay a Bonus to or on behalf of a participant (whether such participant remains in the employment of the Company or has terminated such employment for any reason) when the Committee finds that special circumstances exist that, in the sole judgment of the Committee, warrant such increase, decrease or elimination, or payment, (ii) make estimates of the amount of Bonus payable to a participant whose employment terminates as the result of the participant's death or disability during any Plan Year and make partial payments of such Bonus prior to the end of the Plan Year and (iii) authorize partial payments of Bonuses prior to the end of any Plan Year.

         Section 1.5 PAYMENT OF BONUSES. Any Bonus earned pursuant to the Plan and a participant's Bonus Assignment shall be paid as soon as reasonably practicable after the end of the calendar year within which the Plan Year ended or such earlier date as shall be determined by Recognition's Chief Executive Officer, in his sole discretion (provided the Company's results of operations for the Plan Year have been publicly released). Notwithstanding the foregoing, the Committee may, in its absolute discretion, authorize a partial payment prior to the end of the Plan Year of a Bonus calculated on the year-to-date results achieved by the Company prior to the date the Committee makes such determination, which partial payment of such Bonus shall reduce the participant's Bonus as finally determined for the Plan Year.

                                       II
                             ADDITIONAL PROVISIONS

         Section 2.1 NON-TRANSFERABILITY. Neither a Bonus Assignment nor a Bonus earned thereunder nor any other rights or privileges conferred thereunder or under the this Plan may be transferred, assigned, pledged or hypothecated or otherwise disposed of by a participant in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process; provided, however, that the right to receive a Bonus which has been earned pursuant to the Plan and a Bonus Assignment shall be transferable by a participant by Will or, if he dies intestate, by the laws of descent and distribution of the jurisdiction of his domicile at the time of his death, and a Bonus shall be payable during his lifetime only to such participant or his guardian or legal representative. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any right or privilege conferred by the Plan or a Bonus Assignment, contrary to the provisions hereof, such rights and privileges shall immediately become null and void.





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         Section 2.2  TERMINATION OF EMPLOYMENT.

         (a) If the employment by the Company of a person who is a Plan participant for a particular Plan Year shall be terminated:

                     (i) by the Company for Cause during such Plan Year or at any time after the end of such Plan Year and prior to the payment of any Bonus earned by such person for such Plan Year, such person's rights under the Plan and his Bonus Assignment and to the payment of any Bonus shall terminate and be forfeited immediately,

                     (ii) by the Company without Cause during the first six months of such Plan Year, or by reason of the voluntary resignation of such person at any time during such Plan Year, such person's rights under the Plan and his Bonus Assignment and to the payment of any Bonus shall terminate and be forfeited immediately, or

                     (iii) by the Company without Cause during the last six months of such Plan Year, such person's Bonus for such Plan Year shall be calculated as if the date of termination occurred after the end of such Plan Year except that the total amount that Recognition shall be obligated to pay under such person's Bonus Assignment shall be an amount equal to the product of (x) such person's Bonus as so calculated, multiplied by (y) a fraction the denominator of which is the total number of days in the applicable Plan Year and the numerator of which is the total number of days in such Plan Year prior to the actual date of such person's termination of employment.

         (b) In the event of termination of employment at any time during a Plan Year by reason of the disability (of which the Committee shall be the sole judge) or the death of a person who is a Plan participant for such Plan Year, such person's Bonus for the Plan Year shall be calculated as if the date of death or disability occurred after the end of such Plan Year and such person's Bonus, if any, shall be payable to the person or persons specified in such deceased person's Will or, if such deceased person shall have died intestate, or in the case of disability, when appropriate, to such person's legal representative or guardian.

         Section 2.3 BUSINESS COMBINATIONS. In the event that, while any Bonus Assignments are in effect under the Plan, there shall occur (a) a merger or consolidation of Recognition with or into another corporation in which Recognition shall not be the surviving corporation (for purposes of this Section 2.3, Recognition shall





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not be deemed the surviving corporation in any such transaction if, as the result thereof, it becomes a wholly-owned subsidiary of another corporation),
(b) a dissolution of Recognition, (c) a transfer of all or substantially all of the assets of Recognition in one transaction or a series of related transactions to one or more other persons or entities, or (d) a transaction (unrelated to any transaction referred to in (a), (b) or (c) above) in which a Subsidiary ceases to be such, then, (x) in the case of a transaction referred to in (a), (b) or (c) above, with respect to each Bonus Assignment in effect immediately prior to the consummation of such transaction, or (y) in the case of a transaction referred to in (d) above, with respect to each Bonus Assignment (in effect immediately prior to the consummation of such transaction) which is with a participant who, immediately prior to such consummation, is an employee of such Subsidiary and who does not upon such consummation become an employee of Recognition or another Subsidiary:

                     (i) If provision is made in writing in connection with such transaction for the continuance and/or assumption of such Bonus Assignment, or the substitution for such Bonus Assignment of a new agreement equivalent to such Bonus Assignment, such Bonus Assignment or the new agreement substituted therefor shall continue in the manner and under the terms provided therein as a Bonus Assignment under the Plan.

                     (ii) In the event provision is not made in connection with such transaction for the continuance and/or assumption of such Bonus Assignment, or for the substitution of an equivalent agreement, then the participant who is a party to such Bonus Assignment shall be entitled, immediately prior to the effective date of such transaction, to receive the entire amount of the Targeted Bonus specified in such Bonus Assignment.


                                      III
                                 MISCELLANEOUS

         Section 3.1 AMENDMENT OF PLAN. The Board of Directors of Recognition shall have the right to amend, suspend or terminate the Plan at any time. The Board of Directors may delegate to the Committee all or any portion of its authority under this Section 3.1. No amendment, suspension or termination (whether pursuant to this Section 3.1 or upon expiration of the stated term of the Plan) may, without the consent of a participant who has a Bonus Assignment, materially and adversely affect the participant's rights pursuant to this Plan and such Bonus Assignment.





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         Section 3.2  EFFECTIVE DATE AND DURATION OF PLAN.  The Plan as amended and restated herein shall become effective as of November 1, 1992 and shall continue in effect until terminated pursuant to the terms hereof.

         Section 3.3 RIGHT TO CONTINUED EMPLOYMENT. Nothing in the Plan or in any Bonus Assignment shall confer any right to continue in the employ of Recognition or any of its Subsidiaries or interfere in any way with the right of Recognition or any Subsidiary to terminate any employment at any time.

         Section 3.4 REQUESTED INFORMATION. Each participant in the Plan shall furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

         Section 3.5 PAYMENT OF TAXES. Prior to the payment of any Bonus, the appropriate amounts for the payment of any applicable federal or other withholding taxes payable as a result thereof shall be withheld by Recognition.

         Section 3.6 HEADINGS. The Article and Section headings contained in the Plan and any Bonus Assignment are for convenience only and shall not affect the construction of the Plan or any Bonus Assignment.

         Section 3.7 CHOICE OF LAW; JURISDICTION. This Plan has been adopted by Recognition at its worldwide headquarters in Dallas County, Texas. This Plan and every Bonus Assignment hereunder shall be construed and governed in accordance with the laws of the State of Texas. Recognition and each person who receives and signs a Bonus Assignment under this Plan shall be deemed to have irrevocably consented and agreed to the personal and exclusive jurisdiction and venue of the District Courts of Dallas County, Texas for resolution of any dispute arising between them in relation to this Plan and such Bonus Assignment.

         Section 3.8 NOTICE. Every notice or other communication relating to this Plan and/or any Bonus Assignment hereunder shall be in writing and shall be delivered to the party for whom it is intended, or mailed to such party, properly addressed, if to the Company, at its principal offices in Dallas County, Texas, attention Corporate Secretary, or if mailed to the Plan participant, at his most recent home address as shown in the personnel records of the Company (or at such other address or in care of such other person as may hereafter be designated in writing by either party to the other).







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